UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

Gresham Worldwide, Inc.

(Exact name of Registrant as Specified in Its Charter)

California	001-14605	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 E. Indian School Rd, Suite 540
Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 457 6667

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(b)

On April 26, 2024, Gresham Worldwide, Inc. (the “Company”) received a Notice of Event of Default (the “Notice”) in reference to the Senior Secured Convertible Note (the ‘Senior Note”) in the principal amount of $2,000,000 dated October 11, 2023 issued by the Company to an accredited investor (the “Investor”). The Notice alleged the following events of default have occurred and are continuing under the Senior Note: (i) failure of the Company to satisfy the minimum quarterly working capital increase covenant set forth in Section 13(r) of the Senior Note for the fiscal quarter ended December 31, 2023, (ii) failure of the Company to repay in full the indebtedness under the Senior Note on the Maturity Date, (iii) the occurrence of an event of default under the Other Notes (as defined in the Senior Note), and (iv) the failure of the Company to notify the Investor of the occurrence of the events of default within one business day from such event as required pursuant to Section 4(b) of the Senior Note.

As a result of the event of defaults previously mentioned, (i) the Investor is expressly reserving his its right to exercise all available rights and remedies pursuant to the Senior Note, each of the Transaction Documents (as referenced in the Senior Note), or otherwise at law or in equity without any further notices to the Company with respect to the events of default or the exercise by the Investor of available rights or remedies in respect thereof, (ii) interest is currently accruing on the outstanding principal of the note at the default rate of 18%, (iii) the Company is obligated to make principal reduction payments in accordance with Section 2(b) of the Senior Note, in an amount equal to 20% of the Company’s consolidated monthly revenues, and (iv) late charges have commenced to accrue on all amounts not paid as and when due pursuant to the Senior Note.

In addition, on April 26, 2024, the Company received a second Notice in reference to that Subordination Agreement dated January 6, 2023 by and among the Company, Ault Alliance, Inc. and two accredited investors. The Notice served to notify that events of default have occurred and are continuing under the Senior Notes.

The foregoing summaries of the Senior Note and Subordination Agreement are qualified in their entirety by the terms of the form of Senior Note and the form of Subordination Agreement, included as Exhibit 4.1, 10.3 to the Previous Form 8-K filed with the Securities and Exchange Commission on October 17, 2023, and which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRESHAM WORLDWIDE, INC.

Date:	April 30, 2024	By:	/s/ JONATHAN READ
Name: Jonathan Read Title: Chief Executive Officer